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                                                                   EXHIBIT 10(c)

[ML LIFE INSURANCE COMPANY OF NEW YORK]



                       CONSENT OF BARRY G. SKOLNICK, ESQ.

I hereby consent to the reference to my name under the caption "Legal Matters" in the Prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 for certain variable annuity insurance contracts issued through ML of New York Variable Annuity Separate Account A of ML Life Insurance Company of New York, File No. 333-119611.





                            By:      /S/ BARRY G. SKOLNICK
                                ------------------------------------------------
                                              Barry G. Skolnick, Esq.
                                   Senior Vice President and General Counsel



December 9, 2005